Exhibit (b)(iii)

23/12/16-17:55:40	Printer-8776-000001	1

Authentication Result; Success ***

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Original received from SWIFT

Priority: Normal

Message Output Reference: 1738 161223ITAUARBAAXXX7857704391

Correspondent Input Reference: 1537 161223CBBABSNSAXXX7599B55781

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Swift Output: FIN 760 Guarantee/Stdby Letter Credit

Sender: CBBABSNSXXX ITAU UNIBANCO S.A. -- NASSAU BRANCH (FORMERLY BANCO NASSAU BS

Receiver: ITAUARBAXXX BANCO ITAU ARGENTINA S.A. BUENOS AIRES AR

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27:	Sequence of Total
1/1
20:	Transaction Reference Number
SLC 955874/16
23:	Further Identification
ISSUE
30:	Date
161223
40C:	Applicable Rules
ISPR
77C:	Details of Guarantee
STANDBY LETTER OF CREDIT NO SLC 955874/16.
.
TO: MR. MARTIN GUELMAN
BANCO ITAU ARGENTINA S.A.
TUCUMAN 1, FLOOR 15
CITY OF BUENOS AIRES
ARGENTINA
.
RE.: OUR STANDBY LETTER OF CREDIT NO. SLC 955874/16
.
DEAR SIRS,
.
WE, THE UNDERSIGNED ITAU UNIBANCO S.A., A FINANCIAL INSTITUTION DULY ORGANIZED AND EXISTING IN ACCORDANCE WITH THE LAW OF THE FEDERATIVE REPUBLIC OF BRAZIL, ACTING THROUGH ITS NASSAU BRANCH, (HEREINAFTER REFERRED TO AS ’ISSUER’) HEREBY OPEN IN FAVOR OF BANCO ITAU ARGENTINA S.A,, ACTING AS TENDER AGENT, AND REPRESENTING THE ACCEPTING SHAREHOLDERS OF THE OFFER (AS DEFINED BELOW), OUR IRREVOCABLE AND UNCONDITIONAL STANDBY LETTER OF CREDIT NO. SLC 955874/16, HEREINAFTER REFERRED TO AS 'SLC', UP TO A MAXIMUM AMOUNT OF ONE HUNDRED THIRTY TWO MILLION DOLLARS (USD 132,000,000), COVERING ANY AND ALL OBLIGATIONS OF GRUPO INVERSOR PETROQUIMICA S.L, (HEREINAFTER REFERRED TO AS ’DEBTOR’) RELATED TO THE PUBLIC TENDER OFFER TO PURCHASE UP TO A TOTAL OF 194,551,345 OUTSTANDING CLASS B SHARES OF COMMON STOCK, ONE PESO (PS. 1.00) NOMINAL AMOUNT EACH PER SHARE, WHICH REPRESENT TWENTY-FOUR AND ONE-HALF PERCENT (24.5PCT) OF THE CAPITAL STOCK OF TRANSPORTADORA DE GAS DEL SUR S.A., A CORPORATION ORGANIZED UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA (’OFFER').
.
AT YOUR FIRST REQUEST BY LETTER CLEARLY INDICATING THE NAMES AND TITLES OF ITS PURPORTED SIGNATORIES OR ENCODED SWIFT MESSAGE - WHICH SHALL BE RECEIVED BY US NO LATER THAN MARCH 23RD, 2017 (THE 'EXPIRY DATE'), CERTIFYING (I) THAT DEBTOR FAILED TO FULFILL ANY OBLIGATION WITH THE ACCEPTING SHAREHOLDERS OF THE OFFER, UNDER THE OFFER, (II) THE AMOUNT DEMANDED FROM US UNDER THIS SLC, (III) THAT SUCH AMOUNT REPRESENTS THE AMOUNT DUE AND NOT PAID BY THE DEBTOR UNDER THE OFFER AND (IV) YOU HAVE NOT RECEIVED SUCH AMOUNT FROM THE DEBTOR OR ANY OTHER PARTY, WE WILL PAY YOU OR THE PERSON OR ENTITY YOU INSTRUCT US TO PAY, WITHIN 04 (FOUR) WORKING DAYS UNDER YOUR INSTRUCTIONS, SUCH DEMANDED AMOUNT, INDEPENDENTLY OF THE VALIDITY AND EFFECTIVENESS OF YOUR LEGAL RELATIONSHIP WITH DEBTOR AND WITHOUT ANY OBJECTION OR DISCUSSION WHATSOEVER. PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED, BUT ANY AMOUNT PAID BY US HEREUNDER WILL BE REDUCED FROM THE AMOUNT AVAILABLE UNDER THIS SLC. WE WILL MAKE THE CORRESPONDING PAYMENT ACCORDING TO THE INSTRUCTIONS WE RECEIVE FROM YOU BY LETTER CLEARLY INDICATING THE NAMES AND TITLES OF ITS PURPORTED SIGNATORIES OR ENCODED SWIFT MESSAGE.
.
THIS SLC SHALL BE BINDING UPON US, OUR SUCCESSORS, ENDORSEES AND ASSIGNEES, NOW EXISTING OR WHICH HEREAFTER MAY BE CONTRACTED OR EXISTING, BECOMES EFFECTIVE ON THIS DATE AND EXPIRES ON THE EXPIRY DATE STATED ABOVE, WHEN OUR LIABILITY WILL CEASE AUTOMATICALLY I RRESPECTIVE TO WHETHER OR NOT THIS SLC HAS BEEN RETURNED.

COMMUNICATIONS TO US (INCLUDING DRAWINGS) WITH RESPECT TO THIS SLC MUST BE IN WRITING AND SHALL BE ADDRESSED TO US AT 1 TUCUMAN STREET, BUENOS AIRES, ARGENTINA, CP1049 (OR SUCH OTHER ADDRESS AS WE SHALL HAVE SPECIFIED TO, AND YOU SHALL HAVE ACKNOWLEDGED, IN WRITING), ATTENTION: CAROLINA MORALES, SPECIFICALLY REFERRING THEREIN TO THIS SLC BY NUMBER AND MAY BE MADE EITHER BY (I) HAND DELIVERY OR OVERNIGHT DELIVERY SERVICE AT THE OUR COUNTERS AT THE AFOREMENTIONED ADDRESS, OR (II) SWIFT NUMBER CBBABSNS (OR TO SUCH OTHER NUMBER AS WE SHALL HAVE SPECIFIED TO, AND YOU SHALL HAVE ACKNOWLEDGED, IN WRITING).
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WE HEREBY DECLARE THAT THIS SLC IS ISSUED ACCORDING TO OUR BY-LAWS, WITH ALL NECESSARY AUTHORIZATIONS OR OTHER ACTIONS, ALSO UNDER THE LAWS OF BAHAMAS.
.
THIS SLC IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ('ISP9 8’), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 590, ANY SWIFT PROVISIONS OTHERWISE REQUIRING THIS SLC TO BE SUBJECT TO ANY OTHER RULE, REGULATIONS AND/OR PUBLICATION ARE NOT APPLICABLE TO THIS SLC.
.
YOURS SINCERELY,
ITAU UNIBANCO NASSAU BRANCH

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